260,000 Shares

                      CAMDEN PROPERTY TRUST

                 Common Shares of Beneficial Interest
                    (par value $0.01 per share)

                       UNDERWRITING AGREEMENT


                                                 October 10, 1996


PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

     Camden Property Trust, a Texas real estate investment trust (the "Company"), proposes to sell an aggregate of 260,000 shares (the "Shares") of the Company's common shares of beneficial interest, $.01 par value per share (the "Common Shares"), to you (hereinafter the "Underwriter").

     The public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the Underwriter shall be agreed upon by the Company and the Underwriter, and such agreement shall be set forth in a separate written instrument substantially in the form of ] hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Underwriter and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include, the Price Determination Agreement.

     The Company confirms as follows its agreements with the Underwriter.

     1.  Agreement to Sell and Purchase.

         (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company at the purchase price per share for the Shares to be agreed upon by the Underwriter and the Company in accordance with Section l(c) hereof and set forth in the Price Determination Agreement, the Shares.

         (b) The public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the Underwriter shall be agreed upon and set forth in the Price
Determination Agreement.

     2. Delivery and Payment. Delivery of the Shares shall be made to the Underwriter against payment of the purchase price by wire transfer of same day funds at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019. Such payments shall be made at 10:00 a.m., New York City time, on the fourth business day following the date of this Agreement (or if the NYSE or American Stock Exchange or Commercial banks in the City of New York are not open on such day, the next day on which such exchanges and banks are open), or at such time on such other date, not later than eight full business days after the date of this Agreement, as may be agreed upon by the Company and the Underwriter (such date is hereinafter referred to as the ("Closing Date").

     If requested by the Underwriter, certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Underwriter shall request.

     The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Shares by the Company to the Underwriter shall be borne by the Company. The Company will pay and save the Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Underwriter of the Shares.

     3.  Representations and Warranties of the Company.  The
Company represents, warrants and covenants to the Underwriter that:

         (a) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. 333- 84536) on Form S-3 relating to the Shares, including a prospectus, has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission and has become effective. Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement; any such amendment or supplement was so prepared and filed, and any such amendment filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or, to the Company's knowledge, threatened by the Commission. Copies of such registration statement and prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered or made available to the Underwriter. A prospectus supplement (the "Prospectus Supplement") setting forth the terms of the Common Shares and of their sale and distribution have been or will be so prepared and will be filed pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations). Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the exhibits thereto (or, in the case of the Prospectus, to the exhibits to the Registration Statement) and the documents incorporated by reference therein, and any reference herein to the terms "amend," "amendment" or supplement" with respect to Registration Statement or Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

         (b) Each part of the Registration Statement, when such part became or becomes effective and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, including the financial statements included or to be included or incorporated by reference or to be incorporated by reference into the Prospectus, conformed or will conform in all material respects with the requirements of the Act, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this
Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. The Company acknowledges that the statements set forth under the heading "Underwriting" in the Registration Statement, the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Underwriter on behalf of the Underwriter expressly for inclusion in the Registration Statement or the Prospectus. The Company has not distributed any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus, or any other materials, if any, permitted by the Act.

         (c) The documents incorporated or to be incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

         (d) The financial statements and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus, present fairly the financial position of the Company as of the dates indicated and the results of its operations and the changes in its cash flows for the periods specified; the foregoing financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated by reference in the Registration Statement or the Prospectus present fairly the information required to be stated therein; the summary financial and statistical data included or incorporated by reference in the Registration Statement or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein; and no other financial statements (or schedules) of the Company, any predecessor of the Company or any other entity or business are required by the Act to be included in the Registration Statement or the Prospectus;

         (e) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, properties, financial position, shareholders' equity or results of operations of the Company or any of its Subsidiaries (as hereinafter defined), otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its Subsidiaries as a whole;

         (f) the Company has been duly formed and is validly existing as a real estate investment trust with transferable shares of beneficial interest under the laws of the State of Texas, with power and authority to own or lease its properties and conduct its business as described in the Prospectus, and is not required to qualify for the transaction of business under the laws of any other jurisdiction; except for investments in securities as described in the Registration Statement or Prospectus, the Company has no equity or other interest in, or rights to acquire, an equity or other interest in any corporation, partnership, trust, joint venture or other entity; the subsidiary entities of the Company identified on Exhibit C hereto (the "Subsidiaries") are all of the Company's Subsidiaries, have full power and authority to conduct its business as described in the Registration Statement and the Prospectus, have been duly organized and are validly existing as corporations or limited partnerships, as the case may be, under the laws of their states of organization, and have been duly qualified as foreign corporations or limited partnerships, as the case may be, for the transaction of business and, if applicable, are in good standing under the laws of each other jurisdiction in which they own or lease properties, or conduct any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its Subsidiaries taken as a whole; except for investments in securities as described in the Registration Statement or Prospectus, the Subsidiaries have no equity or other interest in, or rights to acquire, an equity or other interest in any corporation, partnership, trust, joint venture or other entity; complete and correct copies of the charter documents and the by-laws, if any, of each of the Subsidiaries and all amendments thereto have been previously delivered to you, and no changes therein will have been made subsequent to the date hereof and prior to the Closing Date; all of the issued and outstanding capital stock of each Subsidiary that is a corporation or similar entity has been duly authorized and validly issued, is fully paid and nonassessable and, except as otherwise disclosed in the Registration Statement or Prospectus, is owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or restriction;

         (g) the Company has full power and authority to enter into this Agreement and to issue, offer and sell the Shares as contemplated by this Agreement; this Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and legally binding obligations of the Company enforceable in accordance with their terms, except that the enforceability thereof may be limited by or subject to (i) bankruptcy, reorganization, insolvency, fraudulent conveyance, moratorium or other similar laws now or hereafter existing which affect the rights and remedies of creditors generally and (ii) equitable principles of general applicability, and except as rights to indemnity and contribution hereunder may be limited by applicable law;

         (h) The outstanding Common Shares have been, and the Shares to be issued and sold by the Company upon such issuance and payment pursuant hereto of the purchase price thereof will be, duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the Common Shares in the Registration Statement and the Prospectus is, and at the Closing Date will be, in all material respects, complete and accurate. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Common Shares, any shares of capital stock of any subsidiary or any such warrants, convertible securities or obligations other than pursuant to the Company's dividend reinvestment plan.

         (i) neither the Company nor the Subsidiaries is, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, their respective Declaration of Trust, Articles of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or other instrument or obligation to which the Company or any Subsidiary is a party or by which they or any of their properties are bound, except for violations and defaults which individually and in the aggregate are not material to the Company or to the holders of the Shares; the issue and sale of the Shares and the performance by the Company of all of the provisions of its obligations under this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, nor will any such action result in any violation of the provisions of the Declaration of Trust or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as have been obtained under the Act, and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares by the Underwriter;

         (j) other than as set forth or contemplated in the Prospectus, there are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any Subsidiary is or may be a party or to which any property of the Company or any Subsidiary is or may be the subject which, if determined adversely to the Company, could individually or in the aggregate reasonably be expected to have a material adverse effect on the general affairs, business, prospects, management, properties, financial position, shareholders' equity or results of operations of the Company and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

         (k) the Company and the Subsidiaries have indefeasible title to all of the real properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount and which do not materially affect the value of such property or materially interfere with the use made or proposed to be made of such property by the Company or any of the Subsidiaries; the Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming to the description thereof set forth in the Registration Statement and the Prospectus;

         (l) the Company has filed all Federal, State and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by it to the extent that such taxes have become due and are not being contested in good faith;

         (m) the Company and the Subsidiaries hold all material licenses, certificates and permits from governmental authorities which are necessary to the conduct of their business;

         (n) Deloitte & Touche LLP, who have certified certain of the financial statements filed with the Commission as part of, or incorporated by reference in, the Registration Statement, are independent public accountants as required by the Act;

         (o) the Company has never been, is not now, and immediately after the sale of the Shares under this Agreement will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended; the Company is organized, and has operated, operates and will continue to operate in a manner so as to qualify as a "real estate investment trust" a ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, and the Company's present and contemplated operations, assets and income continue to meet such requirements;

         (p) the conditions for the use of a registration statement on Form S-3 set forth in the General Instructions on Form S-3 have been satisfied and the Company is entitled to use such form for the transactions contemplated herein;

         (q) with respect to the properties of the Company described in the Prospectus or reflected in the Company's consolidated financial statements included or incorporated by reference therein, the Company and its Subsidiaries (i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have obtained all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to obtain required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals are otherwise disclosed in the Prospectus or would not, singly or in the aggregate, have a material adverse effect on the condition (financial or other), business (affairs or other), prospects, earnings, net worth or results of operation of the Company and the Subsidiaries taken as a whole;

              (i) none of the Company or the Subsidiaries has at any time, and, to the knowledge of the Company, no other party has at any time, handled, buried, stored, retained, refined, transported, processed, manufactured, generated, produced, spilled, allowed to seep, leak, escape or leach, or be pumped, poured, emitted, emptied, discharged, injected, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties, other than any such action taken in compliance with all applicable Environmental Laws or by tenants in connection with the ordinary use of residential properties owned by the Company or the Subsidiaries; the Company does not intend to use the Properties or any subsequently acquired properties described in the Prospectus for the purpose of handling, burying, storing, retaining, refining, transporting, processing, manufacturing, generating, producing, spilling, seeping, leaking, escaping, leaching, pumping, pouring, emitting, emptying, discharging, injecting, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than in compliance with all applicable Environmental Laws; and

              (ii) the Company does not know of any seepage, leak, escape, leaching, discharge, injection, release, emission, spill, pumping, pouring, emptying or dumping of Hazardous Materials into waters on or adjacent to the Properties or onto lands from which such hazardous or toxic waste of substances might seep, flow or drain into such waters; and

              (iii)  neither the Company nor any of the
     Subsidiaries has received notice of, or has knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to, any claim under or pursuant to any Environmental Law pertaining to Hazardous Material or toxic waste or substances on or originating from the Properties or arising out of the conduct of any such party, including, without limitation, pursuant to any Environmental Law;

              as used herein, "Hazardous Material" shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials, asbestos or any material as defined by any Federal, state or local environmental law, ordinance, rule, or regulation including, without limitation, Environmental Laws, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.) ("CERCLA"), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 9601, et seq.), and in the regulations adopted and publications promulgated pursuant to each of the foregoing or by any Federal, state or local governmental authority having or claiming jurisdiction over the Properties as described in the Prospectus.

         (r)  the Company has complied with all provisions of
Article 6138A of the Texas Civil Statutes;

         (s) none of the assets of the Company or the Subsidiaries constitute, nor will such assets, as of the Closing
Date, constitute, "plan assets" under the Employee Retirement
Income Security Act of 1974, as amended ("ERISA");

         (t) the Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Act;

         (u) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to financial and corporate books and records is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

         (v) all liens, charges, encumbrances, claims or restrictions on or affecting the Properties which are required to be disclosed in the Prospectus are disclosed therein; to the knowledge of the Company, (i) no lessee of any portion of any of the Properties is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice, or both, would constitute a default under any of such leases, except such defaults that would not have a material adverse effect on the condition (financial or other), business, prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole; (ii) the intended use and occupancy of each of the Properties complies with all applicable codes and zoning laws and regulations, if any, except for such failures to comply which would not individually or in the aggregate have a material adverse effect on the condition (financial or other), business prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole; and (iii) there is no pending or, to the best knowledge of the Company, threatened condemnation, zoning change, environmental or other proceeding or action that will in any material respect affect the size of, use of, improvements on, construction on, or access to the Properties, except such proceedings or actions that would not have a material adverse effect on the condition (financial or other), business, prospects, net worth or results of operations of the Company and the Subsidiaries taken as a whole; and

         (w) the Company has and will maintain, property and casualty insurance in favor of the Company and the Subsidiaries, as the case may be, with respect to each of the Properties, in an amount and on such terms as is reasonable and customary for businesses of the type proposed to be conducted by the Company and the Subsidiaries; the Company has not received from any insurance company written notice of any material defects or deficiencies affecting the insurability of any such Properties.

         (x) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus,
(i) there has not been and will not have been any change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, arising for any reason whatsoever, other than pursuant to the Company's dividend reinvestment plan, (ii) neither the Company nor any of its subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

     4. Agreements of the Company. The Company agrees with the Underwriter as follows:

         (a) The Company will cause the Prospectus Supplement to be filed as required by Section 3(a) hereof (but only if you have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify you promptly of such filing. The Company will not during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by the Underwriter or a dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriter within a reasonable period of time prior to the filing thereof and the Underwriter shall not have objected thereto in good faith.

         (b) The Company will notify the Underwriter promptly, and will confirm such advice in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of
Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

         (c) The Company will furnish to the Underwriter, upon request and without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus).

         (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

         (e) The Company will deliver to the Underwriter, without charge, as many copies of the Prospectus containing the Prospectus Supplement or any amendment or supplement thereto as the Underwriter may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriter and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriter should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to the Underwriter, without charge, such number of copies of such supplement or amendment to the Prospectus as the Underwriter may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriter if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Underwriter after reasonable notice thereof.

         (f) Prior to any public offering of the Shares the Company will cooperate with the Underwriter and counsel to the Underwriter in connection with the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Underwriter may request including, without limitation, other jurisdictions outside of the United States; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

         (g) During the period of five years commencing on the date hereof, the Company will furnish to the Underwriter of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Underwriter a copy of each annual or other report it shall be required to file with the Commission.

         (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the end of the Company's current fiscal quarter, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424 under the Act, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

         (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriter, all fees, costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to fees, costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) the printing of this Agreement and any Dealer Agreements, (4) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any Preliminary Prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriter or by dealers to whom Shares may be sold, (5) the listing of the Shares on the New York Stock Exchange, (6) filings required to be made by or on behalf of the Company or the Underwriter, including without limitation filings to be made by the Underwriter with the NASD, and the fees, disbursements and other charges of the Underwriter's counsel for the Underwriter in connection therewith and filings to be made by the Company with the Commission, and the fees, disbursements and other charges of counsel for the Company in connection therewith, (7) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other charges of counsel to the Underwriter in connection therewith, and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Company and any surveyors, engineers, appraisers, photographers, accountants and other professionals engaged by or on behalf of the Company, (9) the transfer agent and registrar for the Shares, and (10) preparation of slides, overheads and other presentation material to be used in any "road show" or other presentation to potential investors and the hotel, travel and other expenses of the Company's employees in connection with any such "road show" or presentation- provided, however, that with respect to any fees, disbursements and other charges of counsel for the Underwriter in connection with (1) filings made with the NASD and
(11) the registration and qualification of the Shares under Blue Sky laws and the preparation of Blue Sky memorandum, the Company shall not be responsible for counsel fees, disbursements and other charges in excess of $15,000. The filing fee paid to the NASD shall not be considered to be "fees, disbursements or other charges" for the purposes of this Section 4(i) and shall be paid by the Company.

         (j) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof (otherwise than pursuant to Section 8 hereof) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Underwriter for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriter) reasonably incurred by it in connection herewith.

         (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Common Shares to facilitate the sale or resale of any of the Shares.

         (l) The Company will apply the net proceeds from the offering and sale of the Shares to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

         (m) The Company will continue to elect to qualify as a "real estate investment trust" under the Code, and will use its best efforts to continue to meet the requirements to qualify as a "real estate investment trust."

     5.  Conditions of the Obligations of PaineWebber
Incorporated. In addition to the execution and delivery of the Price Determination Agreement, the obligations of the Underwriter hereunder are subject to the following conditions:

         (a)  The Prospectus shall have been filed as required by
Section 3(a) and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriter and the Underwriter did not object thereto in good faith, and the Underwriter shall have received certificates, dated the Closing Date and signed by the Chief Executive Officer or the Chairman of the Board of Trustees of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

         (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and
(ii) neither the Company nor any of its subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Underwriter any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares by the Underwriter and at the public offering price.

         (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its subsidiaries or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries taken as a whole.

          (d) Each of the representations and warranties of the Company contained herein shall be true and correct in all material respects at the Closing Date as if made at the Closing Date and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

         (e) The Underwriter shall have received one or more opinions, dated the Closing Date and satisfactory in form and substance to the Underwriter's counsel from Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., counsel to the Company, (i) to the effect set forth in Exhibit B and (ii) to the further effect that: (A) the Company met the requirements for qualification and taxation as a real estate investment trust ("REIT") for the taxable years 1993 through 1995; (B) the Company's diversity of equity ownership and proposed method of operation should allow it to qualify as a REIT for 1996; and (C) the discussion contained under the caption "Certain Federal Income Tax Considerations" in the Prospectus forming a part of the Registration Statement, accurately reflects existing law and fairly addresses the material federal income tax issues described therein.

     In rendering such opinions, Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. may rely as to matters of fact, to the extent they deem proper, on certificates of officers of the Company and public officials so long as such counsel states that no facts have come to the attention of such counsel which lead them to believe that they are not justified in relying on such certificates. In addition, Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. may state that their opinions are based upon the procedures and assumptions set forth in such opinion letter and that it is limited to the tax matters specifically covered thereby and that they have not addressed any other tax consequences.

         (f) The Underwriter shall have received an opinion, dated the Closing Date from Goodwin, Procter & Hoar LLP, the
Underwriter's counsel, with respect to the Registration
Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriter.

         (g) Deloitte & Touche LLP shall have furnished to the Underwriter a letter, dated the date of its delivery, addressed to the Underwriter and in form and substance satisfactory to the Underwriter, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein.

         (h) At the Closing Date there shall be furnished to the Underwriter an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Underwriter, to the effect that:

              (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

              (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

              (iii)  Each of the covenants required to be
     performed by the Company herein on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with.


         (i) The Shares. shall be qualified for sale in such states as the Underwriter may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

         (j) Prior to the Closing Date, the Shares shall have been duly authorized for listing by the New York Stock Exchange upon official notice of issuance.

         (k) The Company shall have furnished to the Underwriter such certificates, in addition to those specifically mentioned herein, as the Underwriter may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company herein as to the performance by the Company of its obligations hereunder or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriter.

     6.  Indemnification.

         (a) The Company will indemnify and hold harmless the Underwriter, the directors, officers, employees and agents of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (and actions in respect thereof) (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Act the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on a breach of any representation, warranty, agreement or covenant made by the Company in this Agreement or based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person by the Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for inclusion the Registration Statement or the Prospectus. The Company acknowledges that the statements set forth under the heading "Underwriting" in the Prospectus constitute the only information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for inclusion in the Registration Statement or the Prospectus. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

         (b) The Underwriter will indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each trustee of the Company, each officer of the Company and employees and agents of the Company to the same extent as the foregoing indemnity from the Company to the Underwriter, but only insofar as losses, claims, liabilities, expenses or damages (or actions in respect thereof) arise out of or are based on any untrue statement or omission or alleged untrue statement or omission of a material fact contained in any part of the Registration Statement when such part became effective, or in the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made therein in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have. The Company acknowledges that the statements set forth under the heading "Underwriting" in the Registration Statement, and the Prospectus constitute the only information relating to the Underwriter furnished in writing to the Company by the Underwriter expressly for inclusion in the Registration Statement or the Prospectus.

         (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

         (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriter, the Company and the Underwriter will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriter, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and trustees of the Company, who also may be liable for contribution) to which the Company and the Underwriter may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other.
The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriter, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriter, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriter, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriter agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), the Underwriter shall not be required to contribute any amount in excess of the underwriting discounts received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this
Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this
Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     7.  Representations and Agreements to Survive Delivery.
All representations, warranties, agreements and covenants of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Underwriter contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling persons, or the Company or any of its officers, trustees, or any controlling persons, and shall survive (i) termination of this Agreement and (ii) delivery of and payment for the Shares hereunder.

     8. Termination. The obligations of the Underwriter under this Agreement may be terminated at any time on or prior to the Closing Date by notice to the Company from the Underwriter, without liability on the part of the Underwriter to the Company, if, prior to delivery and payment for the Shares, in the sole judgment of the Underwriter, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists the Shares or by the National Association of Securities Dealers Automated Quotation National Market System, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it, in the sole judgment of the Underwriter, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

     9. Miscellaneous. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 3200 Southwest Freeway, Suite 1500, Houston, Texas 77027, Attention: Elizabeth P. Johnson, Esq., Senior Vice President-General Counsel and Secretary, or (b) if to the Underwriter, to the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention: Corporate Real Estate Department. Any such notice shall be effective only upon receipt. Any notice under Section 8 hereof may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

     This Agreement has been and is made solely for the benefit of the Underwriter and the Company and of the controlling persons, directors, trustees, and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from the Underwriter.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     The Company and the Underwriter each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

                  _____________________________

     Please confirm that the foregoing correctly sets forth the agreement among the Company and the Underwriter.

                                  Very truly yours,

                                  CAMDEN PROPERTY TRUST

                                  By: /s/ G. Steven Dawson
                                  Title: Sr. Vice President and
                                         Chief Executive Officer


Confirmed as of the date first above mentioned:

PAINEWEBBER INCORPORATED

By:/s/ Michael Dana
Title: Managing Director

PAGE

                                                        EXHIBIT A


                      CAMDEN PROPERTY TRUST

                  Price Determination Agreement

                                                 October __, 1996



PAINEWEBBER INCORPORATED
1285 Avenue of the Americas
New York, New York 10019

Dear Sirs:

     Reference is made to the Underwriting Agreement, dated concurrently herewith (the "UNDERWRITING AGREEMENT"), between Camden Property Trust, a Texas real estate investment trust (the "COMPANY"), and PaineWebber Incorporated ("PAINEWEBBER"). The Underwriting Agreement provides for the purchase by PaineWebber from the Company, subject to the terms and conditions set forth therein, of an aggregate of 260,000 shares (the "SHARES") of the Company's common shares of beneficial interest, par value $.01 per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

     Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with PaineWebber as follows:

     1. The public offering price per share for the Shares shall be $ _______.

     2. The purchase price per share for the Shares to be paid by PaineWebber shall be $_____ representing an amount equal to the public offering price set forth above, less $____ per share.

     The Company represents and warrants to PaineWebber that the representations and warranties of the Company set forth in
Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     If the foregoing is in accordance with your understanding of the agreement among PaineWebber and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement between PaineWebber and the Company in accordance with its terms and the terms of the Underwriting Agreement.


                                        Very truly yours,

                                        CAMDEN PROPERTY TRUST


                                        By:
                                        Title:


Confirmed as of the date first above mentioned:

PAINEWEBBER INCORPORATED


By:
Title:

PAGE

                                                        EXHIBIT B


                                  October 16, 1996

PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York 10019

Ladies and Gentlemen:

     We have acted as counsel to Camden Property Trust, a Texas real estate investment trust (the "Company"), in connection with the issuance and sale by the Company of 260,000 common shares of beneficial interest (the "Offering"), par value $0.01 per share (the "Common Shares") in connection with that certain Underwriting Agreement dated as of October 10, 1996 (the "Underwriting Agreement"), among PaineWebber Incorporated ("PaineWebber") and the Company. This opinion is being furnished to you pursuant to Section 5(e) of the Underwriting Agreement. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Underwriting Agreement.

     As such counsel, we have examined (i) the Registration Statement on Form S-3 (File No. 33-84536) relating to certain securities (the "Shelf Securities") to be issued from time to time by the Company, filed with the Securities and Exchange Commission (the "Commission") on October 3, 1994 under the Securities Act of 1933, as amended (the "1933 Act"), and Post-Effective Amendment No. 1 thereto, filed with the Commission on March 30, 1995 (such Registration Statement, as so amended, including any and all documents incorporated therein by reference, being hereinafter referred to as the "Registration Statement"); (ii) the Prospectus dated January 30, 1996, covering the Shelf Securities, as supplemented by the Prospectus Supplement dated October 11, 1996, relating to the Offering (such Prospectus, as so supplemented, including any and all documents incorporated therein by reference, being hereinafter referred to as the "Prospectus"); (iii) a copy of the Underwriting Agreement;
(iv) a copy of that certain Price Determination Agreement dated as of October 10, 1996, among PaineWebber and the Company (the "Pricing Agreement"); (v) the Amended and Restated Declaration of Trust of the Company and all amendments thereto, to date (the Amended and Restated Declaration of Trust, as so amended, being hereinafter referred to as the "Declaration of Trust"); (vi) the Company's Bylaws, as amended to date (hereinafter referred to as the "Bylaws"); (vii) certain resolutions adopted by the Board of Trust Managers of the Company relating to, among other things, the issuance and sale of Common Shares pursuant to the Offering; and such other documents as we have deemed necessary to express an opinion on the matters set forth below.

     In addition, we have read and examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, oral statements or written certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

     In our examination, we have assumed (i) the due authorization, execution and delivery of the documents by all parties thereto (other than the Company), and that all such instruments constitute legal, valid and binding obligations of such parties, enforceable against such parties in accordance with their terms, and that such parties (other than the Company) have all necessary power and authority to enter into and perform the transactions contemplated thereby, and (ii) the genuineness of all signatures (other than those of the officers of the Company), the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as photocopies, telecopies or facsimiles and the authenticity of the originals of such latter documents. As to matters of fact material to this opinion, we have relied upon the oral or written statements, certificates and representations of officers and other representatives of the Company and others.

     Based upon the foregoing, we are of the opinion that as of the date hereof:

     1. The Company has been duly formed and is validly existing as a real estate investment trust under the laws of the State of Texas. The Company has full corporate power and authority to own, lease and operate its properties, to conduct the business in which it is engaged or proposes to engage as described in the Registration Statement and Prospectus and to enter into and perform its obligations under the Underwriting Agreement and the Pricing Agreement.

     2. Each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of its state of organization or formation, with power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus. Except as described in the Registration Statement or the Prospectus, the Company owns no capital stock or other beneficial interest in any corporation, partnership, trust, joint venture or other business entity.

     3. Each of the Subsidiaries is duly qualified or registered as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company.

     4. The authorized capital stock of the Company is as set forth in the Registration Statement and Prospectus, and all of the issued and outstanding Common Shares have been duly authorized and are validly issued, fully paid and nonassessable. The Common Shares were duly authorized for issuance and sale to PaineWebber pursuant to the Underwriting Agreement, and, when issued and delivered by the Company pursuant to the Underwriting Agreement against payment of the consideration set forth in the Pricing Agreement, will be validly issued, fully paid and nonassessable.

     5. The terms of the Common Shares conform to all statements and descriptions related thereto contained in the Prospectus.
The shareholders of the Company have no preemptive or, to our best knowledge, similar rights with respect to the Common Shares and, except as disclosed in the Registration Statement and Prospectus, to our knowledge there are no restrictions upon the voting or transfer of any Common Shares pursuant to the Company's Declaration of Trust or Bylaws or any agreement or other instrument.

     6. The Underwriting Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company and each is a valid and binding agreement of the Company, except as rights to indemnity and contribution thereunder may be limited by applicable law.

     7. To the best of our knowledge, neither the Company nor the Subsidiaries are, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, their respective Declaration of Trust, Articles of Incorporation or ByLaws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to us to which the Company or any of the Subsidiaries is a party or by which they or any of their respective properties are bound, except for violations and defaults which individually and in the aggregate are not material to the Company; to the best of our knowledge, the issuance and sale of the Common Shares pursuant to the Offering and the performance by the Company of its obligations under the Underwriting Agreement and the Pricing Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to us to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of the property or assets of the Company or any Subsidiary is subject, nor will any such action result in any violation of the provisions of the Declaration of Trust or the ByLaws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties.

     8. To our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned by such person or to require the Company to register such securities pursuant to the Registration Statement.

     9. The Registration Statement has become effective under the 1933 Act; any required filing of the Prospectus under Rule 424 under the 1933 Act has been made; to our best knowledge no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

    10. We (A) are of the opinion that each document incorporated by reference in the Registration Statement and the Prospectus (except for the financial statements included therein as to which we express no opinion) complied as to form in all material respects with the Securities Exchange Act of 1934, as amended (the "1934 Act"), when filed with the Commission, (B) believe that (except for the financial statements included therein as to which we express no belief) each part of the Registration Statement (including the documents incorporated by reference therein) filed with the Commission pursuant to the 1933 Act relating to the Common Shares, when such part became effective, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (C) are of the opinion that the Registration Statement and the Prospectus and any amendments and supplements thereto (except for the financial statements included therein as to which we express no opinion) comply as to form in all material respects with the requirements of the 1933 Act and (D) believe that (except for the financial statements included therein as to which we express no belief) the Registration Statement and the Prospectus, on the date of the Underwriting Agreement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

    11. To our knowledge, no authorization, approval, consent or order of, or filing with, any court or governmental authority or agency is required for the consummation of the transactions contemplated by the Underwriting Agreement or the Pricing Agreement or in connection with the issuance and sale of the Common Shares by the Company, except such as have been obtained under the 1933 Act, the 1934 Act, and such as may be required under state securities laws or New York real estate syndication law, or the bylaws of the National Association of Securities Dealers, Inc., in connection with the purchase and distribution of the Common Shares by PaineWebber.

    12. Neither the Company nor any of the Subsidiaries is an investment company within the meaning of the Investment Company
Act of 1940, as amended.

    13. The descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate in all material respects and fairly present the information required under the 1933 Act and the regulations promulgated thereunder to be shown therein; and we do not know of any statutes or legal or governmental proceedings required under the 1933 Act and the regulations promulgated thereunder to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required under the 1933 Act and the regulations promulgated thereunder to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

    14. The Common Shares have been duly authorized for listing by the New York Stock Exchange.

    15. The information in the Prospectus under the headings "Description of Common Shares," "Description of Preferred Shares," "Description of Securities Warrants," and "Description of Debt Securities" to the extent that it constitutes matters of law or legal conclusions (other than with respect to the laws of any state other than the State of Texas), has been reviewed by us and is correct in all material respects.

      The opinions set forth herein are subject to the qualification that we are admitted to practice law in the State of Texas and we express no opinion as to the laws other than the laws of the State of Texas and the federal laws of the United States of America, in each case as now in effect, which have been published and are generally available in a format that makes legal research reasonably feasible and we disclaim any responsibility to inform you of any changes. No opinion is expressed as to any matter that may be governed by the laws of any other jurisdiction. Furthermore, with respect to the matters covered in paragraph 12 above, our opinion and belief is based, with your permission, upon our participation in the preparation of the Registration Statement and Prospectus (other than the documents incorporated by reference therein) and review and discussion of the contents thereof (including the documents incorporated by reference therein) but is without independent check or verification.
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      This opinion is furnished to you solely for your benefit in connection with the Offering and is not to be relied upon, quoted, circulated, published or otherwise referred to for any other purpose, in whole or in part, without our express prior written consent; provided, however, that for purposes of rendering their opinion to PaineWebber pursuant to Section 5(f) of the Underwriting Agreement, Goodwin, Procter & Hoar LLP may rely on the opinions set forth in numbered paragraphs 1 and 4 as far as they relate to the laws of the State of Texas.

                              Very truly yours,

                              /s/ LIDDELL, SAPP, ZIVLEY,
                              HILL & LaBOON, L.L.P.

                                                        EXHIBIT C


                          Subsidiaries


Apartment Connection, Inc.
Camden Acquisition, Inc.
Camden Bay Crest, Inc
Camden Building, Inc.
Camden Colorado, Inc
Camden Communications One, Inc.
Camden Development, Inc.
Camden Glen Lakes, Inc.
Camden Hayes Place, Inc.
Camden Housing, Inc.
Camden Roseland Place, Inc.
Camden Wilshire Place, Inc.
CPT Arizona, Inc.
CPT Texas, Inc.


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